UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) October 30, 2001

                     Business Translation Services, Inc.
            --------------------------------------------------
            (Exact name of Registrant as specified in charter)

                  Nevada                000-30829          88-0430189
       ----------------------------   -----------       -----------------
       (State or other jurisdiction   (Commission       (I.R.S. Employer
        of incorporation)              File Number)      Identification)

        6462 City West Parkway, Suite 175, Eden Prairie, MN    55344
        ---------------------------------------------------  ----------
             (Address of principal executive offices)        (Zip Code)

   Registrant's telephone number, including area code: (952) 943-9777
                                                       --------------

               500 N. Rainbow, Suite 300, Las Vegas, NV  89107
      --------------------------------------------------------------
      (Former name or former address, if changed, since last report)


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

(a)  Purchase Agreements

On October 30, 2001, VirtualFund.com, Inc., a Minnesota Corporation, acquired 1,752,000 shares of Business Translation Services, Inc. ("BTSV") Corporation's common stock, pursuant to Share Purchase Agreements by and between Angela Arnone (1,000,000 shares), Ed DeStefano (650,000 shares), Mark DeStefano (51,000 shares) and T. J. Jesky (51,000 shares) collectively the Sellers, and Virtual Fund.com, Inc., the Buyer.

(b)  Change in Majority Control

Pursuant to the Share Purchase Agreement by and between Angela Arnone,
Ed DeStefano, Mark DeStefano and T. J. Jesky, collectively the Sellers, and the Buyer, listed above have purchased approximately 1,752,000 of the issued and outstanding common stock of Business Translations Services. This figure represents 79.6 percent of the total 2,200,750 common shares issued and outstanding as of October 30, 2001.



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ITEM 5.  OTHER MATERIALLY IMPORTANT EVENTS.

The Company's offices were moved to: 6462 City West Parkway, Suite 175, Eden Prairie, MN 55344.

Effective October 30, 2001, David Benedetti, President/Director and Ed DeStefano, Corporate Secretary for Business Translation Services, Inc., resigned from the Company as its President, Secretary respectfully to pursue personal endeavors. John Cavanaugh and Kelly Johnson have been appointed to serve in their place.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      Business Translation Services, Inc.

Date:  November 6, 2001               By:  /s/ John Cavanaugh
                                      -------------------------
                                      John Cavanaugh, President



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